INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Columbia Sportswear Company
Portland, Oregon


We consent to the incorporation by reference in Registration Statement No. 333-53785 on Form S-8 of our report dated February 8, 1999 appearing in this Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Portland, Oregon
March 29, 1999